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                                  EXHIBIT 24.1

                               POWERS OF ATTORNEY
            OFFICERS AND DIRECTORS OF ACCEL INTERNATIONAL CORPORATION


The undersigned officers and/or directors of ACCEL International Corporation, a Delaware corporation, which anticipates filing a Form 10-K under the provisions of the Securities Act of 1934 with the Securities and Exchange Commission, Washington, D.C., hereby constitutes and appoints Thomas H. Friedberg, Cynthia
A. Moore and Nicholas Z. Alexander, and each of them, severally, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned in any and all capacities such Form 10-K and any and all amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Form 10-K with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Executed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                     Title                                           Date
/s/Thomas H. Friedberg        Chairman of the Board, President,               March, 9, 1998
Thomas H. Friedberg           Chief Executive Officer, and Director
                              (principal executive officer)

/s/Cindy A. Moore             Senior Vice President, Chief Financial          March 4, 1998
Cynthia A. Moore              Officer, and Treasurer (principal financial
                              and accounting officer)

/s/Robert Betagole            Director                                        March 17, 1998
Robert Betagole

/s/David T. Chase             Director                                        March 11, 1998
David T. Chase

/s/Douglas J. Coats           Director                                        March 5, 1998
Douglas J. Coats

/s/Raymond H. Deck            Director                                        March 12, 1998
Raymond H. Deck

/s/Richard Desich             Director                                        March 12, 1998
Raymond H. Deck

/s/Kermit G. Hicks            Director                                        March 12, 1998
Kermit G. Hicks

/s/Stephen M. Qua             Director                                        March 6, 1998
Stephen M. Qua

/s/John P. Redding            Director                                        March 12, 1998
John P. Redding